INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 333-67573 of fonixTM corporation on Form S-3 of our report dated March 28, 1997, appearing in the Amended Annual Report on Form 10-K/A of fonixTM corporation for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP


Salt Lake City, Utah
August 10, 1999